UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2012, the Board of Directors of NuVasive, Inc. (the “Company”) approved an amendment to Article II, Section 10(b) of the Company’s Restated Bylaws to change the vote standard for the election of directors in uncontested elections from a plurality of votes cast to a majority of votes cast. A majority of the votes cast means that the number of shares voted “for” a director exceeds the number of the votes cast “against” a director. In contested elections, where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast. In an uncontested election, if a nominee who already serves as a director is not elected by a majority of the votes cast, the amendment to Article II, Section 10(b) the Restated Bylaws requires the director to offer his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board on whether to accept or reject the resignation. The Board will act on the Committee’s recommendation and publicly disclose its decision and supporting rationale within 90 days from the date of the certification of the election results.

This description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	NuVasive, Inc.’s Restated Bylaws, as amended on January 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: January 6, 2012	By:	/S/ ALEXIS V. LUKIANOV
Alexis V. Lukianov
Chairman and Chief Executive Officer